UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On June 9, 2010, Viacom Inc. (“Viacom” or the “Company”) announced that its Board of Directors had approved the payment of a cash dividend on its Class A and Class B common stock.  The dividend is Viacom’s first regular quarterly dividend.  The dividend will be $0.15 per share, payable on July 1, 2010 to stockholders of record as of the close of business on June 21, 2010.

In addition, the Board of Directors authorized a resumption of the Company’s stock repurchase program and increased the funds available to purchase Class B common stock to $4.0 billion.  Purchases under the program are expected to resume in the fourth calendar quarter of 2010.

A copy of the related press release is filed herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99	Press release of Viacom Inc. dated June 9, 2010 announcing quarterly cash dividend and recommencement of stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:  June 9, 2010

Exhibit Index

Exhibit No.	Description of Exhibit

99	Press release of Viacom Inc. dated June 9, 2010 announcing quarterly cash dividend and recommencement of stock repurchase program.